FIGURE CERTIFICATE COMPANY

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Michael S. Cagney and June Ou as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, to sign any and all Registration Statements applicable to Figure Certificate Company (the “Company”) and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”) and the states, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to each of the undersigned’s service as a Director of the Company and any amendments thereto. This Power of Attorney is revocable by the undersigned at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

By: /s/ Sara Wardell-Smith
Name: Sara Wardell-Smith
Title: Director
Date: February 4, 2025

By: /s/ Kanwarpal Bindra
Name: Kanwarpal Bindra
Title: Director
Date: February 4, 2025

By: /s/ Donald Putnam
Name: Donald Putnam
Title: Director
Date: February 4, 2025